EXHIBIT 99.1

            DELTA FINANCIAL CORPORATION RECEIVES NASDAQ NOTICE LETTER

      Woodbury, NY, December 20, 2007 - Delta Financial Corporation (NASDAQ:
DFC) today announced it received a notice from The Nasdaq Stock Market indicating that the Company's common stock will be delisted from Nasdaq at the opening of business on December 28, 2007. The Company does not intend to appeal the determination.

      The Nasdaq Staff Determination Letter received on December 18, 2007 indicated that as a result of the Company's having filed for protection under Chapter 11 of the U.S. Bankruptcy Code, the Nasdaq Staff has determined, using its discretionary authority under Nasdaq Marketplace Rules 4300 and IM-4300, that the Company's securities will be delisted from the Nasdaq Global Market. As required by Nasdaq Marketplace Rule 4804(b), the Company is making a public announcement disclosing receipt of the letter.

For More Information Contact:
Marc E. Miller
Executive Vice President
(516) 812-8860

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